Exhibit 3.01

ARTICLES OF INCORPORATION

OF

PHYSICIANS REMOTE SOLUTIONS, INC.

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FIRST:    The name of the corporation is Physicians Remote Solutions, Inc. (the “Corporation”).

SECOND:

The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares of common stock, $0.00001 par value.

THIRD:

The Corporation is organized for the purpose of transacting any and all lawful business.

FOURTH:

The name and address of the incorporator, the street address of the Corporation's initial registered office and the name of its initial registered agent at that office are:

Jonathan B. Reisman

6975 NW 62nd Terrace

Parkland, Florida 33067

FIFTH:

The initial address of the principal office of the Corporation is:

5 Ridge Road

Cos Cob, Connecticut 06807

SIXTH:

The Corporation elects not to be governed by  Section 607.0901 of the Florida Business Corporation Act.

SEVENTH:

The Corporation shall indemnify its directors and officers to the full extent permitted by applicable law.

DATED: April 1, 2005

            _______/s/ Jonathan B. Reisman__________

  JONATHAN B. REISMAN

             Incorporator and Initial Registered Agent

ACCEPTANCE OF REGISTERED AGENT

The undersigned registered agent for Physicians Remote Solutions, Inc. hereby accepts such appointment and is familiar with, and accepts the obligations of that position.

 ____/s/ Jonathan B. Reisman_____________

   JONATHAN B. REISMAN